EXHIBIT 23.2

M&K CPAS, PLLC

The Board of Directors
Treaty Energy Corporation

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 11, 2012, relating to the Company's financial statements appearing in the Form 10-K for the year ended December 31, 2011.

/s/ M&K CPAS, PLLC
M&K CPAS, PLLC

Houston, Texas
February 20, 2013